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[EVEREST MANAGEMENT, LLC LETTERHEAD]


November 26, 1997


To the Holders of Units in
REAL ESTATE ASSOCIATES LTD. IV


RE: 1997 YEAR END OFFER TO PURCHASE UNITS

        We are offering you an opportunity to sell your limited partnership interests (the "Units") in Real Estate Associates Ltd. IV (the "Partnership") for cash in the amount of $100 per Unit, and insure a 1997 liquidation of your investment.


                What benefits does a seller receive? Most individual sellers will receive the following:


        a. Termination of K-1 taxable income without cash distributions after 1997.


        b. Possible current tax loss from sale in 1997.


        c. $100 per Unit in cash now.


        Why does our company want to purchase these Units? We are a tax exempt investor which will not suffer from the phantom income generated by this Partnership. We do not need a current cash return on our investment and can wait for the Partnership to be liquidated.

        Investors should also consider the following facts:

        - SELLING INDIVIDUAL INVESTORS PAID APPROXIMATELY $29 PER UNIT IN TAXES IN 1996 TO HOLD THIS INVESTMENT. SUCH TAX LIABILITY IS LIKELY TO BE THE SAME OR GREATER IN 1997. *

        - Liquidity now. The Partnership was formed over 16 years ago, and we are aware of plans to liquidate the Partnership.

        - THE PARTNERSHIP HAS MADE NO DISTRIBUTIONS OVER THE PEST FOUR YEARS. DURING THAT PERIOD YOU HAVE INCURRED TAXABLE INCOME OF $251 PER UNIT.

        - Selling will allow you to end the high cost (perhaps over $1 00 per year) of holding Units.


        -       SALE OF YOUR UNITS WILL ELIMINATE TROUBLESOME K-1'S AFTER 1997.


  *Assumes a combined 40% federal and state tax rate.


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        Our offer is limited to only 646 (4.9%) of the 13,200 outstanding
Units. WE WILL ACCEPT FOR PURCHASE PROPERLY DOCUMENTED UNITS ON A "FIRST-RECEIVED, FIRST-BUY" BASIS. You will be paid promptly following confirmation by the Partnership of a valid transfer. The purchase price will be reduced by any cash distributions made to you by the Partnership after October 31, 1997, and any transfer fees charged by the Partnership. ALL TENDERS OF UNITS WILL BE IRREVOCABLE AND MAY NOT BE RESCINDED OR WITHDRAWN.


        We are a specialized investment company which is not affiliated with the Partnership or the general partner. We are seeking to acquire Units for investment purposes only. We urge you to contact your tax advisor regarding your particular tax consequences from a sale.

        AN AGREEMENT OF TRANSFER IS ENCLOSED WHICH YOU CAN USE TO ACCEPT OUR OFFER. Please execute this document and return it (together with the original Partnership certificate, if available) in the enclosed envelope.

        We encourage you to act immediately if you are interested in accepting our offer, as only a limited number of Units will be purchased.


        OUR OFFER WILL EXPIRE ON DECEMBER 24, 1997.


        Please call us at (800) 611-4613 if you have any questions.


                             EVEREST MANAGEMENT, LLC



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                              AGREEMENT OF TRANSFER

                         REAL ESTATE ASSOCIATES LTD. IV

        The undersigned (the "Seller") sells, and directs any custodian or trustee to sell, to Everest Management, LLC, a California limited liability company, or its nominee (the "Purchaser"), all of the Seller's interest in limited partnership units (the "Units") in Real Estate Associates Ltd. IV, a California limited partnership (the "Partnerships), for $100 per Unit (which amount will be reduced by any distributions made to Seller by the Partnership after October 31, 1997, and all transfer fees charged by the Partnership).

        The Seller appoints the Purchaser (without posting of a bond) as the attorney-in-fact of the Seller with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to transfer ownership of such Units on the Partnership's books to the Purchaser, to change the address of record of such Units prior to or after completion of such transfer, to execute and deliver lost certificate indemnities and all other transfer documents, to direct any custodian or trustee holding record title to the Units to do any of the foregoing, including the execution and delivery of a copy of this Agreement of Transfer, and upon payment by the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights (including voting rights) of beneficial ownership of such Units.

        The Seller represents to the Purchaser that the Seller owns such Units and has full authority to validly sell such Units to the Purchaser, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire unrestricted and unencumbered title thereto.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the Seller. THIS AGREEMENT IS IRREVOCABLE AND MAY NOT BE WITHDRAWN OR RESCINDED. Payment by the Purchaser is conditioned upon confirmation of the transfer of the Units to the Purchaser by the Partnership.

        The Seller also agrees to execute and deliver any additional documents requested by the Purchaser to complete the purchase of such Units and to deliver to the Purchaser all checks or distributions from the Partnership received by the Seller after October 31, 1997, to the extent not treated as a purchase price reduction. This Agreement of Transfer shall be interpreted under and governed by the laws of the State of California.

        The Seller certifies, under penalties of perjury, that (1) the number shown below on this form as the Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.



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        The Seller also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

        Upon completion and recording of the transfer of the Units to the Purchaser, the Purchaser accepts all of the terms and conditions of the Partnership Agreement. The Seller requests that the Purchaser become a substitute limited partner of the Partnership.


Date: _______________ , 1997


           ALL
-----------------------------------------    -----------------------------------
[Specify Number of Units Offered for         [Signature of Owner
    Sale if Less Than All]


-----------------------------------------    -----------------------------------
[Your Telephone Number]                      [Signature of Co-Owner]



-----------------------------------------
[Your Social Security or Taxpayer ID                Everest Management, LLC
Number]                                        199 S. Los Robles Ave., Suite 440
                                                      Pasadena, CA 91101
                                                      (800) 611-4613
                                                      FAX (626) 585-5929
-----------------------------------------         Real Estate Associates Ltd. IV
    [Name of IRA Custodian, if applicable]


                                        Accepted:
                                             EVEREST MANAGEMENT, LLC
                                             EVEREST PROPERTIES II, LLC, MANAGER


                                        By:
                                             -----------------------------------
                                             Its Authorized Representative


DAVID AND PATRICIA TOY, TTEES
TOY FAMILY TRUST DATED 11/30/94
2445 FEDERAL AVE
LOS ANGELES CR 90064-2914


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                                  INSTRUCTIONS


BENEFICIAL OWNER of Record Should:


1. Sign the Agreement.

2. Indicate the Number of Units Owned, if not correctly indicated in the bottom comer.

3. Fill in Telephone Number, Social Security, or Tax ID Number.

4. Return the Agreement in the envelope provided.

If Owned JOINTLY:

1. Joint owner should sign, as well.

2. If joint owner is deceased and units have not been reregistered, owner should send:

        - A copy of the Death Certificate

If Units have been INHERITED or are owned by an ESTATE:

        - Executor should submit:

        - A copy of the Death Certificate

        - Letter of Testamentary or Will showing your beneficial ownership or executor capacity.

If Units are held in an IRA ACCOUNT:

        Beneficial Owner should sign; we will then work with the IRA Custodian to complete the transfer. The funds will also be forwarded directly into your IRA Account.

        Include the Name of the IRA Custodian on the Agreement of Transfer.


If Units are held in a TRUST, PROFIT SHARING OR PENSION PLAN:


        Please provide first, last, and other applicable pages of the Trust Agreement showing authorized signatory.


If Units are held by a CORPORATION:


        Corporate resolutions required showing authorized signatory.


         IF AVAILABLE SEND IN THE ORIGINAL LIMITED PARTNER CERTIFICATE.


                     SIGNATURES DO NOT NEED TO BE NOTARIZED.